Exhibit 99.1

Contact:	Shannon Alberts	-or-	Amanda Tobin Bielawski

	Investor Relations		Corporate Communications

	206/392-5218		206/392-5134

FOR IMMEDIATE RELEASE	January 24, 2008

ALASKA AIR GROUP REPORTS 2007 FULL YEAR AND FOURTH QUARTER RESULTS

SEATTLE — Alaska Air Group, Inc. (NYSE:ALK) today reported full-year net income of $125.0 million, or $3.09 per diluted share, compared to a net loss of $52.6 million, or $1.39 per share, in 2006. The prior year results include charges related to the transition to an all-Boeing 737 fleet at Alaska Airlines and for voluntary severance programs related to new labor contracts. Both periods include adjustments resulting from mark-to-market fuel hedge accounting. Excluding the impact of these items, the company would have reported net income of $92.3 million, or $2.28 per diluted share, compared to net income of $137.7 million, or $3.45 per diluted share, in 2006.

The company reported fourth quarter net income of $7.4 million, or $0.19 per diluted share, compared to a net loss of $11.6 million, or $0.29 per share, in 2006. Similar to the items noted above, both periods include mark-to-market fuel hedge accounting adjustments and 2006 includes a favorable adjustment related to the voluntary severance programs. Excluding the impact of these adjustments, the company would have reported a fourth quarter net loss of $17.9 million, or $0.46 per share, compared to a net loss of $3.4 million, or $0.08 per share, in 2006. A reconciliation of these non-GAAP measures can be found on page 6.

“It’s frustrating to report a fourth quarter adjusted loss in what has been a solid year relative to other carriers,” said Bill Ayer, chairman and CEO. “The loss was driven primarily by skyrocketing fuel costs combined with fares that have not kept pace. However, our fleet transition, fuel hedging program and other efforts to reduce fuel consumption put us in an excellent position to compete in this difficult environment.”

Alaska Airlines’ mainline passenger traffic in the fourth quarter increased 6.0 percent on a capacity increase of 4.6 percent. Load factor increased by 1.0 percentage points to 74.7 percent. Alaska’s mainline operating revenue per available seat mile (ASM) increased 2.7 percent and its operating costs per ASM excluding fuel and the special items mentioned above decreased 3.0 percent from the prior year. Alaska’s total pretax income for the quarter was $15.2 million, compared to a pretax loss of $12.1 million in 2006. Excluding the items noted above, Alaska would have reported a pretax loss of $18.8 million for the quarter compared to a $1.9 million pretax loss in the fourth quarter of 2006.

Horizon Air’s combined passenger traffic in the fourth quarter increased 9.7 percent on a 10.3 percent capacity increase. Load factor declined by 0.4 percentage points to 72.6 percent. Horizon’s combined operating revenue per ASM increased 3.9 percent and its operating costs per ASM excluding fuel decreased 0.8 percent. Horizon’s total pretax loss for the quarter was $4.8 million, compared to a pretax loss of $3.5 million in 2006. Excluding mark-to-market fuel-hedge accounting adjustments, Horizon’s pretax loss was $11.2 million for the quarter compared to a pretax loss of $0.5 million in the fourth quarter of 2006.

Alaska Air Group had cash and short-term investments at Dec. 31, 2007, of $823 million. The company repurchased 2,593,282 shares of its common stock for $62.8 million through Dec. 31, 2007, pursuant to the $100 million share repurchase program authorized by the Board of Directors in September 2007. As of yesterday, the company had repurchased 3,292,882 shares of its common stock for a total of $79.3 million.

A summary of financial and statistical data for Alaska Airlines and Horizon Air, as well as a reconciliation of the reported non-GAAP financial measures, can be found on pages 7 through 11.

A conference call regarding the full year and fourth quarter 2007 results will be simulcast via the Internet at 8:30 a.m. Pacific Time on Jan. 24, 2008. It can be accessed through the company’s Web site at alaskaair.com. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call at alaskaair.com.

References in this report to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc. and Horizon Air Industries, Inc. are referred to as “Alaska” and “Horizon,” respectively, and together as our “airlines.”

This report contains forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance and involve known and unknown risks and uncertainties that may cause our actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “forecast,” “may,” “will,” “could,” “should,” “expect,” “plan,” “believe,” “potential” or other similar words indicating future events or contingencies. Some of the things that could cause our actual results to differ from our expectations are: the competitive environment and other trends in our industry; changes in our operating costs including fuel, which can be volatile; our ability to meet our cost reduction goals; our inability to achieve or maintain profitability and fluctuations in our quarterly results; our significant indebtedness; the implementation of our growth strategy; the amounts of potential lease termination payments with lessors for our remaining MD-80 leased aircraft and related sublease payments from sub lessees, if applicable; compliance with our financial covenants; potential downgrades of our credit ratings and the availability of financing; the concentration of our revenue from a few key markets; general economic conditions, as well as economic conditions in the geographic regions we serve; actual or threatened terrorist attacks; global instability and potential U.S. military actions or activities; insurance costs; labor disputes; our ability to attract and retain qualified personnel; an aircraft accident or incident; liability and other claims asserted against us; operational disruptions; increases in government fees and taxes; changes in laws and regulations; our reliance on automated systems; and our reliance on third-party vendors and partners. For a discussion of these and other risk factors, see Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. All of the forward- looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We disclaim any obligation to publicly update or revise any forward-looking statements after the date of this press release to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

# # #

Alaska Airlines and sister carrier, Horizon Air, together serve 92 cities through an expansive network throughout Alaska, the Lower 48, Hawaii, Canada and Mexico. For reservations visit alaskaair.com. For more news and information, visit the Alaska Airlines/Horizon Air newsroom at http://newsroom.alaskaair.com.

ALASKA AIR GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(In Millions, Except Per Share Amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Operating Revenues:
Passenger	$784.3	$724.6	$3,236.5	$3,083.0
Freight and mail	22.2	22.5	97.8	97.3
Other - net	46.9	43.2	171.7	154.1

Total Operating Revenues	853.4	790.3	3,506.0	3,334.4

Operating Expenses:
Wages and benefits	243.2	240.8	957.9	937.0
Variable incentive pay	3.6	12.7	20.8	36.8
Aircraft fuel, including hedging gains and losses	220.5	219.8	876.3	873.5
Aircraft maintenance	65.1	62.1	241.8	230.7
Aircraft rent	45.2	43.6	178.4	180.2
Landing fees and other rentals	56.7	51.6	226.0	204.0
Contracted services	41.8	38.9	160.6	153.2
Selling expenses	37.7	36.7	160.5	169.3
Depreciation and amortization	45.1	43.4	177.4	157.5
Food and beverage service	12.8	12.9	49.7	51.2
Other	62.8	53.6	230.5	214.0
Fleet transition costs - Alaska	—	—	—	189.5
Fleet transition costs - Horizon	3.5	—	14.1	—
Restructuring charges and adjustments	—	(7.6)	—	24.8

Total Operating Expenses	838.0	808.5	3,294.0	3,421.7

Operating Income (Loss)	15.4	(18.2)	212.0	(87.3)

Nonoperating Income (Expense):
Interest income	11.9	14.9	53.9	54.3
Interest expense	(21.7)	(20.4)	(88.0)	(78.0)
Interest capitalized	6.9	7.1	27.8	24.7
Other - net	(2.9)	—	(4.1)	(1.5)

	(5.8)	1.6	(10.4)	(0.5)

Income (loss) before income tax	9.6	(16.6)	201.6	(87.8)
Income tax expense (benefit)	2.2	(5.0)	76.6	(35.2)

Net Income (Loss)	$7.4	$(11.6)	$125.0	$(52.6)

Basic Earnings (Loss) Per Share:	$0.19	($0.29)	$3.12	($1.39)
Diluted Earnings (Loss) Per Share:	$0.19	($0.29)	$3.09	($1.39)
Shares Used for Computation:
Basic	39.210	40.214	40.125	37.939
Diluted	39.393	40.214	40.424	37.939

Alaska Air Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(In Millions)	December 31, 2007	December 31, 2006
Cash and marketable securities	$823	$1,014

Total current assets	1,391	1,572
Property and equipment-net	2,962	2,359
Other assets	138	146

Total assets	$4,491	$4,077

Current liabilities	$1,388	$1,236
Long-term debt	1,125	1,032
Other liabilities and credits	954	923
Shareholders’ equity	1,024	886

Total liabilities and shareholders’ equity	$4,491	$4,077

Debt to Capitalization, adjusted for operating leases	70%:30%	72%:28%

Number of common shares outstanding	38.051	40.294

Air Group Net Income (Loss) and EPS Reconciliation:

The following table summarizes Alaska Air Group, Inc.’s net income (loss) and amounts per share during 2007 and 2006 excluding adjustments to reflect the timing of gain or loss recognition resulting from mark-to-market fuel-hedge accounting, fleet transition costs related to the impairment of the MD-80 fleet, and restructuring charges and adjustments, as reported in accordance with GAAP (in millions except per share amounts):

	Three Months Ended December 31,
	2007		2006
	Dollars	Diluted EPS	Dollars	Diluted EPS

Net loss and diluted EPS, excluding mark-to-market hedging adjustments, and restructuring charges	$(17.9)	$(0.46)	$(3.4)	$(0.08)
Adjustments to reflect the timing of gain or loss recognition resulting from mark-to-market fuel-hedge accounting, net of tax	25.3	0.65	(13.0)	(0.33)
Restructuring charges and adjustments, net of tax	—	—	4.8	0.12

Reported GAAP amounts	$7.4	$0.19	$(11.6)	$(0.29)

	Twelve Months Ended December 31,
	2007		2006
	Dollars	Diluted EPS	Dollars	Diluted EPS*
Net income and diluted EPS, excluding mark-to-market hedging adjustments, Alaska fleet transition costs, and restructuring charges	$92.3	$2.28	$137.7	$3.45
Effect of dilutive shares*			NA	0.17
Adjustments to reflect timing of gain or loss recognition resulting from mark-to-market fuel-hedge accounting, net of tax	32.7	0.81	(56.3)	(1.48)
Fleet transition - Alaska, net of tax	—	—	(118.5)	(3.12)
Restructuring charges and adjustments, net of tax	—	—	(15.5)	(0.41)

Reported GAAP amounts	$125.0	$3.09	$(52.6)	$(1.39)

*	Diluted earnings per share for the twelve months ended December 31, 2006, excluding the impact of the mark-to-market losses on fuel hedges, fleet transition costs, and restructuring charges and adjustments has been calculated using the dilutive weighted-average number of shares outstanding of 40.386 million.

In order to reconcile the diluted earnings per share on an adjusted basis to the GAAP loss per share for twelve months ended December 31, 2006, the table above includes $0.17 per share, which represents the impact of the additional shares that were used in the adjusted diluted earnings per share. Additionally, $1.6 million of interest, net of tax, on the convertible senior notes that were outstanding during the first quarter of the year was added back to earnings for the twelve months ended December 31, 2006 in order to derive the diluted earnings per share on an adjusted basis.

The per share impact of the mark-to-market losses on fuel hedges, fleet transition costs, and restructuring and impairment charges have been presented in the table above using the basic shares outstanding of 37.939 million for the twelve months ended December 31, 2006.

Alaska Airlines Financial and Statistical Data

	Three Months Ended December 31,					Twelve Months Ended December 31,
Financial Data (in millions):	2007		2006		% Change	2007		2006		% Change
Operating Revenues:
Passenger	$612.8		$570.6		7.4	$2,547.2		$2,453.1		3.8
Freight and mail	21.3		21.6		(1.4)	94.2		93.4		0.9
Other - net	41.3		36.6		12.8	147.1		129.6		13.5

Total mainline operating revenues	675.4		628.8			2,788.5		2,676.1
Passenger - purchased capacity	71.9		3.4		NM	281.4		16.4		NM

Total Operating Revenues	747.3		632.2		18.2	3,069.9		2,692.5		14.0

Operating Expenses:
Wages and benefits	191.0		190.4		0.3	752.9		743.3		1.3
Variable incentive pay	2.3		10.4		(77.9)	13.5		27.7		(51.3)
Aircraft fuel, including hedging gains and losses	182.2		189.8		(4.0)	737.5		757.0		(2.6)
Aircraft maintenance	42.0		38.2		9.9	149.8		156.8		(4.5)
Aircraft rent	29.5		26.3		12.2	112.8		110.9		1.7
Landing fees and other rentals	42.8		40.3		6.2	170.1		158.2		7.5
Contracted services	32.9		30.2		8.9	124.1		117.5		5.6
Selling expenses	30.0		31.5		(4.8)	129.3		141.5		(8.6)
Depreciation and amortization	36.2		38.2		(5.2)	142.3		137.8		3.3
Food and beverage service	12.1		12.2		(0.8)	46.9		48.3		(2.9)
Other	48.1		42.7		12.6	173.1		161.1		7.4
Fleet transition costs	—		—		NM	—		189.5		NM
Restructuring charges and adjustments	—		(7.6)		NM	—		24.8		NM

Total mainline operating expenses	649.1		642.6		1.0	2,552.3		2,774.4		(8.0)

Purchased capacity costs	80.7		3.2		NM	302.8		14.3		NM

Total Operating Expenses	729.8		645.8			2,855.1		2,788.7

Operating Income (Loss)	17.5		(13.6)		NM	214.8		(96.2)		NM

Interest income	15.1		15.1			64.8		56.3
Interest expense	(21.3)		(19.8)			(86.2)		(73.3)
Interest capitalized	6.6		6.0			25.7		21.5
Other - net	(2.7)		0.2			(3.1)		(0.5)

	(2.3)		1.5			1.2		4.0

Income (Loss) Before Income Tax	$15.2		$(12.1)			$216.0		$(92.2)

Mainline Operating Statistics:
Revenue passengers (000)	4,191		4,107		2.0	17,558		17,165		2.3
RPMs (000,000) “traffic”	4,498		4,243		6.0	18,451		17,822		3.5
ASMs (000,000) “capacity”	6,020		5,755		4.6	24,208		23,278		4.0
Passenger load factor	74.7%		73.7%		1.0pts	76.2%		76.6%		(0.4	)pts
Yield per passenger mile	13.62	¢	13.45	¢	1.3	13.81	¢	13.76	¢	0.3
Operating revenue per ASM	11.22	¢	10.93	¢	2.7	11.52	¢	11.50	¢	0.2
Passenger revenue per ASM	10.18	¢	9.91	¢	2.7	10.52	¢	10.54	¢	(0.2)
Operating expense per ASM	10.78	¢	11.17	¢	(3.5)	10.54	¢	11.92	¢	(11.6)
Aircraft fuel per ASM	3.02	¢	3.30	¢	(8.3)	3.04	¢	3.25	¢	(6.4)
Fleet transition costs per ASM (a)	—		—		NM	—		0.81	¢	NM
Restructuring charges per ASM (a)	—		-0.13	¢	NM	—		0.11	¢	NM
Operating expense per ASM excluding fuel, restructuring charges and fleet transition costs (a)	7.76	¢	8.00	¢	(3.0)	7.50	¢	7.75	¢	(3.2)
GAAP fuel cost per gallon	$2.09		$2.18		(4.3)	$2.08		$2.14		(2.6)
Economic fuel cost per gallon (b)	$2.48		$1.98		25.2	$2.20		$1.92		15.1
Fuel gallons (000,000)	87.2		87.1		0.1	354.3		354.3		0.0
Average number of full-time equivalent employees	9,672		9,485		2.0	9,679		9,322		3.8
Aircraft utilization (blk hrs/day)	10.7		10.6		0.9	10.9		11.0		(0.9)
Average aircraft stage length (miles)	946		914		3.5	926		919		0.8
Operating fleet at period-end	115		114		1 a/c	115		114		1 a/c
Regional Operating Statistics:
RPMs (000,000)	287		9		NM	1,099		41		NM
ASMs (000,000)	386		15		NM	1,453		67		NM

NM = Not Meaningful

(a)	See page 9 for a reconciliation of these non-GAAP measures and a discussion about why these measures may be important to investors.

(b)	See page 11 for a reconciliation of economic fuel cost.

Horizon Air Financial and Statistical Data

	Three Months Ended December 31,						Twelve Months Ended December 31,
Financial Data (in millions):	2007		2006		% Change		2007		2006		% Change
Operating Revenues:
Passenger (a)	$179.6		$155.0		15.9		$709.2		$633.1		12.0
Freight and mail	0.5		0.9		(44.4)		2.3		3.9		(41.0)
Other - net	1.8		2.9		(37.9)		6.9		7.0		(1.4)

Total Operating Revenues	181.9		158.8		14.5		718.4		644.0		11.6

Operating Expenses:
Wages and benefits	51.1		49.0		4.3		201.2		189.3		6.3
Variable incentive pay	1.3		2.3		(43.5)		7.3		9.1		(19.8)
Aircraft fuel, including hedging gains and losses	38.3		30.0		27.7		138.8		116.5		19.1
Aircraft maintenance	23.1		23.9		(3.3)		92.0		73.9		24.5
Aircraft rent	15.7		17.3		(9.2)		65.6		69.3		(5.3)
Landing fees and other rentals	14.1		11.6		21.6		56.9		46.9		21.3
Contracted services	7.2		6.9		4.3		27.1		27.0		0.4
Selling expenses	7.7		6.3		22.2		31.2		31.5		(1.0)
Depreciation and amortization	8.6		4.9		75.5		33.9		18.5		83.2
Food and beverage service	0.7		0.7		(0.0)		2.8		2.9		(3.4)
Other	12.3		9.9		24.2		48.0		46.9		2.3
Fleet transition costs	3.5		—		NM		14.1		—		NM

Total Operating Expenses	183.6		162.8		12.8		718.9		631.8		13.8

Operating Income (Loss)	(1.7)		(4.0)		NM		(0.5)		12.2		NM

Interest income	1.1		1.0				4.5		3.7
Interest expense	(4.5)		(1.6)				(16.6)		(7.4)
Interest capitalized	0.3		1.1				2.1		3.2
Other - net	—		—				(0.1)		—

	(3.1)		0.5				(10.1)		(0.5)

Income (Loss) Before Income Tax	$(4.8)		$(3.5)				$(10.6)		$11.7

Combined Operating Statistics: (a)
Revenue passengers (000)	1,930		1,689		14.3		7,552		6,860		10.1
RPMs (000,000) “traffic”	723		659		9.7		2,918		2,691		8.4
ASMs (000,000) “capacity”	996		903		10.3		3,978		3,632		9.5
Passenger load factor	72.6%		73.0%		(0.4	)pts	73.4%		74.1%		(0.7	)pts
Yield per passenger mile	24.84	¢	23.52	¢	5.6		24.30	¢	23.53	¢	3.3
Operating revenue per ASM	18.26	¢	17.59	¢	3.9		18.06	¢	17.73	¢	1.9
Operating expenses per ASM	18.43	¢	18.03	¢	2.2		18.07	¢	17.40	¢	3.9
Aircraft fuel per ASM	3.84	¢	3.32	¢	15.4		3.49	¢	3.21	¢	8.8
Operating expense per ASM excluding fuel (b)	14.59	¢	14.71	¢	(0.8)		14.58	¢	14.19	¢	2.8
Fleet transition costs per ASM (b)	0.35	¢	—		NM		0.35	¢	—		NM
Operating expense per ASM excluding fuel and fleet transition costs (b)	14.24	¢	14.71	¢	(3.2)		14.23	¢	14.19	¢	0.3
GAAP fuel cost per gallon	$2.18		$2.19		(0.8)		$2.14		$2.14		0.1
Economic fuel cost per gallon (c)	$2.54		$1.98		28.5		$2.28		$1.93		17.9
Fuel gallons (000,000)	17.6		13.7		28.5		64.8		54.3		19.3
Average number of full-time equivalent employees	3,887		3,670		5.9		3,806		3,611		5.4
Aircraft utilization (blk hrs/day)	8.4		8.6		(2.3)		8.6		8.8		(2.3)
Operating fleet at period-end	70		69		1 a/c		70		69		1 a/c

NM = Not Meaningful

(a)	Represents combined information for all Horizon flights, including those operated under Capacity Purchase Agreements (CPAs) with Alaska and as Frontier Jet Express. See page 10 for additional line of business information.

(b)	See pages 9 and 10 for a reconciliation of these non-GAAP measures and a discussion about why these measures may be important to investors.

(c)	See page 11 for a reconciliation of economic fuel cost.

Note A: Pursuant to Regulation G, we are providing disclosure of the reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of this measure of unit costs excluding fuel, purchased capacity costs, and other noted items may be important to investors for the following reasons:

•

Cost per available seat mile (ASM) excluding fuel, purchased capacity costs, and other special items is one of the most important measures used by managements of both Alaska and Horizon and the Air Group Board of Directors in assessing quarterly and annual cost performance and, for Alaska Airlines, the operating results of the “mainline” operation, which includes the operation of the B737 and MD80 aircraft fleets branded in Alaska Airlines livery.

•

Cost per ASM excluding fuel, purchased capacity costs, and other items as specified in our governing documents is an important metric in the employee incentive plan that covers company management and executives.

•

By eliminating fuel expense from our unit cost metrics, we believe that we have better visibility into the results of our non-fuel cost-reduction initiatives. Our industry is highly competitive, and characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company specific cost drivers such as labor rates and productivity, airport costs, and maintenance costs, which are more controllable by management.

•

Cost per ASM excluding fuel and purchased capacity costs is a measure commonly used by industry analysts and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from holders of our common stock.

•

By eliminating the impact of certain noted items, management is provided the ability to measure and monitor performance both with and without these special items. Management believes that the disclosure of the impact of certain items such as the fleet transition costs and restructuring charges is important to the reader as it provides information on significant items that are not indicative of future performance. Industry analysts and investors consistently measure the Company’s performance without these items for better comparability between periods and between other airlines.

•

Although we disclose our “mainline” unit revenues for Alaska to eliminate those revenues associated with purchased capacity flying performed by others on our behalf, we do not (nor are we able to) present unit revenues excluding the impact that rising fuel costs have had on ticket prices. This is a limitation of our non-GAAP measure that excludes fuel from unit costs, as fuel represents nearly 30% of our total mainline operating expenses, and fluctuations in our fuel prices are often the driver of changes in unit revenues in the mid-to long term. We would caution the readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability.

The following tables reconcile our non-GAAP financial measures to the most directly comparable GAAP financial measures for both Alaska Airlines, Inc. and Horizon Air Industries, Inc.:

Alaska Airlines, Inc.

(in millions, except for per ASM unit information)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2007		2006	2007		2006
Mainline unit cost reconciliations:
Mainline operating expenses	$649.1		$642.6	$2,552.3		$2,774.4
Mainline ASMs	6,020		5,755	24,208		23,278

Mainline operating expenses per ASM	10.78	¢	11.17 ¢	10.54	¢	11.92 ¢

Mainline operating expenses	$649.1		$642.6	$2,552.3		$2,774.4
Less: aircraft fuel	(182.2)		(189.8)	(737.5)		(757.0)
Less: fleet transition costs	—		—	—		(189.5)
Less: restructuring charges and adjustments	—		7.6	—		(24.8)

Mainline operating expenses excluding fuel, fleet transition costs, and restructuring charges and adjustments	$466.9		$460.4	$1,814.8		$1,803.1
Mainline ASMs	6,020		5,755	24,208		23,278

Mainline operating expenses per ASM excluding fuel, fleet transition costs, and restructuring charges and adjustments	7.76	¢	8.00 ¢	7.50	¢	7.75 ¢

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2007		2006	2007		2006
Reconciliation to GAAP income (loss) before taxes :
Income (loss) before taxes, excluding mark-to-market hedging gains (losses), fleet transition costs, and restructuring charges and adjustments	$(18.8)		$(1.9)	$172.7		$200.5
Adjustments to reflect timing of gain or loss recognition resulting from mark-to-market accounting on fuel hedges	34.0		(17.8)	43.3		(78.4)
Less: fleet transition costs	—		—	—		(189.5)
Less: restructuring charges and adjustments	—		7.6	—		(24.8)

GAAP income (loss) before taxes as reported	$15.2		$(12.1)	$216.0		$(92.2)

Horizon Air Industries, Inc.

(in millions, except for per ASM unit information)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Unit cost reconciliations:
Operating expenses	$183.6	$162.8	$718.9	$631.8
ASMs	996	903	3,978	3,632

Operating expenses per ASM	18.43 ¢	18.03 ¢	18.07 ¢	17.40	¢

Operating expenses	$183.6	$162.8	$718.9	$631.8
Less: aircraft fuel	(38.3)	(30.0)	(138.8)	(116.5)

Operating expenses excluding fuel	$145.3	$132.8	$580.1	$515.3
ASMs	996	903	3,978	3,632

Operating expenses per ASM excluding fuel	14.59 ¢	14.71 ¢	14.58 ¢	14.19	¢

Unit cost reconciliations-excluding fleet transition costs:
Operating expenses	$183.6	$162.8	$718.9	$631.8
Less: aircraft fuel	(38.3)	(30.0)	(138.8)	(116.5)
Less: fleet transition costs	(3.5)	—	(14.1)	—

Operating expenses excluding fuel and fleet transition costs	$141.8	$132.8	$566.0	$515.3
ASMs	996	903	3,978	3,632

Operating expenses per ASM excluding fuel and fleet transition costs	14.24 ¢	14.71 ¢	14.23 ¢	14.19	¢

Reconciliation to GAAP income (loss) before taxes:
Income (loss) before taxes, excluding mark-to-market fuel hedging gains (losses)	$(11.2)	$(0.5)	$(19.5)	$23.2
Adjustments to reflect timing of gain or loss recognition resulting from mark-to-market accounting on fuel hedges	(6.4)	(3.0)	8.9	(11.5)

GAAP income (loss) before taxes as reported	$(4.8)	$(3.5)	$(10.6)	$11.7

Line of Business Information:

Horizon brand flying includes those routes in the Horizon system not covered by the Alaska and Frontier Capacity Purchase Agreements (CPA). Horizon bears the revenue risk in those markets and, as a result, traffic, yield and load factor impact revenue recorded by Horizon. In both CPA arrangements, Horizon is insulated from market revenue factors and is guaranteed contractual revenue amounts based on operational capacity. As a result, yield and load factor information is not presented.

	Three Months Ended December 31, 2007
	Capacity and Mix				Load Factor		Yield			RASM
	Actual (000,000)	% Change	Current % Total	Point Change Yr-over-Yr	Actual	Point Change Yr-over-Yr	Actual		% Change	Actual		% Change
Brand Flying	568,100	30.0%	57%	8	70.3%	(4.0)	24.86	¢	(7.7)	17.88	¢	(13.7)
Alaska CPA	369,202	39.8%	37%	8	NM	NM	NM		NM	20.60	¢	(1.1)
Frontier CPA	58,727	-70.9%	6%	(16)	NM	NM	NM		NM	7.33	¢	11.4

System Total	996,029	10.3%	100%	—	72.6%	(0.4)	24.84	¢	5.6	18.26	¢	3.9

	Twelve Months Ended December 31, 2007
	Capacity and Mix				Load Factor		Yield			RASM
	Actual (000,000)	% Change	Current % Total	Point Change Yr-over-Yr	Actual	Point Change Yr-over-Yr	Actual		% Change	Actual		% Change
Brand Flying	2,086,047	19.6	52%	4	71.8%	(2.4)	26.14	¢	(5.9)	19.20	¢	(8.8)
Alaska CPA	1,383,271	29.7	35%	6	NM	NM	NM		NM	20.49	¢	(2.7)
Frontier CPA	508,990	(38.1)	13%	(10)	NM	NM	NM		NM	6.77	¢	6.0

System Total	3,978,308	9.5	100%	—	73.4%	(0.7)	24.30	¢	3.3	18.06	¢	1.9

NM= Not Meaningful.

Alaska Airlines Fuel Reconciliation

(in millions, except for per gallon amounts)

	Three Months Ended December 31,
	2007		2006
	Dollars	Cost/Gal	Dollars	Cost/Gal
Raw or “into-plane” fuel cost	$240.5	$2.76	$180.0	$2.07
Minus gains during the period on settled hedges	(24.3)	(0.28)	(8.0)	(0.09)

Economic fuel expense	$216.2	$2.48	$172.0	$1.98

Minus the gain, or plus the loss, recognized during current period for contracts settling in future periods	(47.6)	(0.55)	7.2	0.08
Plus cumulative gains recognized in prior periods for contracts settled in current period	13.6	0.16	10.6	0.12

Net adjustments	(34.0)	(0.39)	17.8	0.20

GAAP fuel expense	$182.2	$2.09	$189.8	$2.18

Fuel gallons	87.2		87.1

	Twelve Months Ended December 31,
	2007		2006
	Dollars	Cost/Gal	Dollars	Cost/Gal
Raw or “into-plane” fuel cost	$825.7	$2.33	$765.6	$2.16
Minus gains during the period on settled hedges	(44.9)	(0.13)	(87.0)	(0.24)

Economic fuel expense	$780.8	$2.20	$678.6	$1.92

Minus the gain, or plus the loss, recognized during current period for contracts settling in future periods	(62.8)	(0.18)	5.1	0.01
Plus cumulative gains recognized in prior periods for contracts settled in current period	19.5	0.06	73.3	0.21

Net adjustments	(43.3)	(0.12)	78.4	0.22

GAAP fuel expense	$737.5	$2.08	$757.0	$2.14

Fuel gallons	354.3		354.3

Horizon Air Fuel Reconciliation

(in millions, except for per gallon amounts)

	Three Months Ended December 31,
	2007		2006
	Dollars	Cost/ Gal	Dollars	Cost/ Gal
Raw or “into-plane” fuel cost	$49.3	$2.80	$28.3	$2.07
Minus gains during the period on settled hedges	(4.6)	(0.26)	(1.3)	(0.09)

Economic fuel expense	$44.7	$2.54	$27.0	$1.98

Minus the gain, or plus the loss, recognized during current period for contracts settling in future periods	(9.0)	(0.51)	1.2	0.09
Plus cumulative gains recognized in prior periods for contracts settled in current period	2.6	0.15	1.8	0.12

Net adjustments	(6.4)	(0.36)	3.0	0.21

GAAP fuel expense	$38.3	$2.18	$30.0	$2.19

Fuel gallons	17.6		13.7

	Twelve Months Ended December 31,
	2007		2006
	Dollars	Cost/ Gal	Dollars	Cost/ Gal
Raw or “into-plane” fuel cost	$156.2	$2.41	$119.1	$2.19
Minus gains during the period on settled hedges	(8.5)	(0.13)	(14.1)	(0.26)

Economic fuel expense	$147.7	$2.28	$105.0	$1.93

Minus the gain, or plus the loss, recognized during current period for contracts settling in future periods	(12.9)	(0.20)	0.8	0.01
Plus cumulative gains recognized in prior periods for contracts settled in current period	4.0	0.06	10.7	0.20

Net adjustments	(8.9)	(0.14)	11.5	0.21

GAAP fuel expense	$138.8	$2.14	$116.5	$2.14

Fuel gallons	64.8		54.3

Air Group Fuel Hedge Positions:

	Approximate % of Expected Fuel Requirements	Approximate Crude Oil Price per Barrel
First quarter 2008	50%	$66.88
Second quarter 2008	50%	$72.60
Third quarter 2008	33%	$68.62
Fourth quarter 2008	34%	$68.21
Full year 2008	42%	$69.23
First quarter 2009	11%	$77.84
Second quarter 2009	11%	$76.73
Third quarter 2009	6%	$68.25
Fourth quarter 2009	5%	$67.20
Full year 2009	8%	$74.07

Air Group Capacity Guidance:

The following table summarizes Alaska’s and Horizon’s expected increase in capacity as measured in available seat miles for 2008.

	Alaska	Horizon
First quarter 2008	5% - 6%	1%
Full year 2008	3%	(4)%

Alaska and Horizon Unit Cost Forecast

During our quarterly earnings conference call, we expect to discuss forward-looking forecasted unit cost information for the 2008. This forecasted unit cost information includes non-GAAP unit cost estimates which are summarized in the following table together with the most directly comparable GAAP unit cost for both Alaska Mainline and Horizon Combined:

	Alaska Airlines- Mainline			Horizon Air Combined
	Forecast of cost per available seat mile, excluding fuel (cents)	Forecast of fuel cost per available seat mile (cents)	Forecast of total operating cost per available seat mile, as reported on a GAAP basis (cents)	Forecast of cost per available seat mile, excluding fuel (cents)	Forecast of fuel cost per available seat mile (cents)	Forecast of total operating cost per available seat mile, as reported on a GAAP basis (cents)

First quarter 2008	7.8	4.1	11.9	15.6	5.5	21.1
Full year 2008	7.5	3.8	11.3	14.6	5.1	19.7

Our forecast of fuel costs is based on anticipated gallons consumed and estimated raw fuel cost per gallon. The estimate does not include the benefit of hedges that will settle in the period, nor does it include an estimate of mark-to-market adjustments in our fuel hedge portfolio. Given the volatility of fuel prices and the likely mark-to-market adjustments on our fuel hedge portfolio, readers should be cautioned that actual fuel expense will likely differ from the forecast above.

Air Group Operating Fleet

The following table displays the fleet count for Alaska and Horizon as of the end of 2007 and the anticipated fleet count as of December 31, 2008:

	Seats	Actual 31-Dec-06	Actual 31-Dec-07	Planned 31-Dec-08
Alaska Airlines
737-200C**	111	2	—	—
MD80	140	23	14	—
737-400	144	39	34	32
737-400F**	—	1	1	1
737-400C**	72	—	5	5
737-700	124	22	20	20
737-800*	157	15	29	46
737-900	172	12	12	12

Totals		114	115	116

	Seats	Actual 31-Dec-06	Actual 31-Dec-07	Planned 31-Dec-08
Horizon Air
Q200	37	28	16	10
Q400	74-76	20	33	36
CRJ-700	70	21	21	20

Totals		69	70	66

*	The total includes one additional leased aircraft in 2008.

**	F=Freighter; C=Combination freighter/passenger

Air Group Year-to-Date and Projected Capital Expenditures

(In Millions)

Total 2008
Alaska	$465
Horizon	105

Total Air Group	$570